                                                                    EXHIBIT 11.1



(In thousands, except per share data)

PRIMARY

                                                  Three Months Ended
                                              ---------------------------
                                              February 28,   February 29,
                                                  1997           1996
                                              ------------   ------------
Weighted average number of common and
  common equivalent shares outstanding:
  Common stock ..........................         12,633         12,945
  Common equivalent shares resulting from
  stock options (treasury stock method) .            257            823
                                                 -------        -------
Total ...................................         12,890         13,768
                                                 =======        =======

Net income ..............................        $ 1,978        $ 4,419
                                                 =======        =======

Net income per common share .............        $  0.15        $  0.32
                                                 =======        =======


FULLY-DILUTED

                                                  Three Months Ended
                                              ---------------------------
                                              February 28,   February 29,
                                                  1997           1996
                                              ------------   ------------

Weighted average number of common and
  common equivalent shares outstanding
  Common stock ..........................         12,633         12,945
  Common equivalent shares resulting from
  stock options (treasury stock method) .            257            823
                                                 -------        -------
Total ...................................         12,890         13,768
                                                 =======        =======

Net income ..............................        $ 1,978        $ 4,419
                                                 =======        =======

Net income per common share .............        $  0.15        $  0.32
                                                 =======        =======


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